NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.


                             STOCK PURCHASE WARRANT


                 To Purchase 1,000,000 Shares of Common Stock of

                            M.H. MEYERSON & CO., INC.

                  THIS CERTIFIES that, for value received, John P. Leighton (the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to the close of business on January 14, 2008 (the "Termination Date") but not thereafter, to subscribe for and purchase from M.H. MEYERSON & CO., INC., a corporation incorporated in the State of New Jersey (the "Company"), up to 1,000,000 shares (the "Warrant Shares") of common stock, $0.01 par value, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $.40. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. In the event of any conflict between the terms of this Warrant and the Employment Agreement, dated as of January 14, 2003, pursuant to which this Warrant has been issued (the "Employment Agreement"), this Stock Purchase Warrant shall control.

         1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

         2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         3.       Vesting of Warrant:

                   The Stock Purchase Warrant shall vest and become exercisable as to the number of shares of Common Stock listed in the chart below if the First
Milestone, Second Milestone and/or Third Milestone (as such terms are hereinafter defined) are met:

                  Milestone                       No. of Shares of Common Stock
                  ---------                       -----------------------------
                  First Milestone                 333,333
                  Second Milestone                333,333
                  Third Milestone                 333,334

                  For purposes of the Stock Purchase Warrant, the First Milestone, Second Milestone and Third Milestone are defined as follows:

                  (a) For the period commencing February 1, 2003 and ending July 31, 2003, the Company must achieve Pre-tax Earnings of Five Hundred Thousand Dollars ($500,000) (the "First Milestone");

                  (b) For the period commencing August 1, 2003 and ending January 31, 2004, the Company must achieve Pre-tax Earnings of One Million Dollars ($1,000,000) (the "Second Milestone");

                  (c) For the period commencing February 1, 2004 and ending July 31, 2004, the Company must achieve Pre-tax Earnings of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Third Milestone").

                  For purposes of the Stock Purchase Warrant, the term "Pre-tax Earnings" shall mean the Company's "Income before income taxes" as reflected in the Company's periodic filings with the Securities and Exchange Commission (the "SEC").

                  Each Milestone is an independent Milestone and must be satisfied separately. That is, if the First Milestone is not met, vesting of the shares of Common Stock allocated to such First Milestone cannot be recovered based on the results for the Second or Third Milestone. Furthermore, results achieved during the period comprising the First Milestone shall not be counted towards the Second Milestone. For example, if for the period comprising the First Milestone Pre-tax Earnings are Four Hundred Thousand Dollars ($400,000), the First Milestone has not been met. In order to meet the Second Milestone, the Company must have Pre-tax Earnings of One Million Dollars ($1,000,000) during the period comprising the Second Milestone, without including the Four Hundred Thousand Dollars ($400,000) achieved during the First Milestone.

                  Notwithstanding the Company's failure to meet the First Milestone or Second Milestone, if such failure occurs, if at any time during the period commencing February 1, 2003 and ending July 31, 2004, the Company's Pre-tax Earnings as reflected in the Company's periodic filings with the SEC aggregate Three Million Dollars ($3,000,000), the Stock Purchase Warrant shall be accelerated and fully vested.

                  Determination of whether a particular Milestone or other Pre-tax Earnings target has been met shall be made by the Company's auditors. The auditors, after conducting such review as shall be deemed necessary, will verify in writing whether or not the Milestone or other Pre-tax Earnings target has been met.

                  Notwithstanding anything to the contrary contained in the foregoing, the Stock

Purchase Warrant shall be accelerated and fully vested in the event of a Change of Control. For purposes of the Stock Purchase Warrant, a "Change in Control" of the Company shall be deemed to have occurred if (i) any person, entity or group of persons or entities acting in concert, excluding any officer or director of the Company or any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with any officer or director of the Company (collectively, a "Third Person") becomes the beneficial owners of 50% or more of the then outstanding shares of Common Stock of the Company, (ii) any Third Person holds revocable or irrevocable proxies entitling them to vote 50% or more of the then outstanding shares of the Company's Common Stock (other than the persons named as proxies in any Proxy Statement prepared by management of the Company in connection with an annual or special meeting of stockholders called by an officer or the Board of Directors), (iii) a merger, sale of substantially all the assets of the Company, share exchange, consolidation or other business combination (as defined in the New Jersey Business Corporation Law) of the Company and any other Third Person, as a result of which the Company's Common Stock becomes exchangeable for other securities or property or cash, or (iv) if a majority of the members of the Board of Directors is replaced during any 12?month period between the Initial Exercise Date and the Termination Date but only if the directors who replace such majority have not been elected either by the remaining members of the Board of Directors or by the stockholders of the Company.

                   The Holder acknowledges that this Warrant shall be null and void if shareholder approval for the issuance hereof is not obtained at the Company's next Annual Meeting of Shareholders. In the event such approval is not so obtained, the Company and the Holder will agree upon alternative compensation within thirty (30) days of the holding of such Annual Meeting. If the Company and the Holder cannot agree on the alternative compensation within such time period, the matter shall be submitted to arbitration in accordance with Section 17(a) for a final determination.

         4.       Exercise of Warrant.

                  (a) Subject to the vesting provisions of Section 3 hereof, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date, and before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the Holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder hereof within three (3) Business Days ("Business Days") after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 6 prior to the issuance of such shares, have been paid. For purposes of the Stock Purchase Warrant, the term "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York City are authorized to close.

                  (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

         5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the Exercise Price.

         6. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         7. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant.

         8. Transfer, Division and Combination.

                  (a) Subject to compliance with any applicable securities laws, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.

                  (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new

                           Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 8(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 8.

                  (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfers of the Warrants.

         9. No Rights as Stockholder until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

         10. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

         11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

         12.      Adjustments of Exercise Price and Number of Warrant Shares.

                  (a) Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of

                           Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) Reorganization, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, merge or consolidate with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, merger, consolidation or sale, transfer or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, merger, consolidation, sale, transfer or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, merger, consolidation, sale, transfer or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this
                           Section 12 shall similarly apply to successive reorganizations, mergers, consolidations, sales, transfers or dispositions of assets.

         13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

         14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

         15.      Notice of Corporate Action.  If at any time:

                  (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right; or

                  (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation; or

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution, right to subscribe or right or for determining rights to vote in respect of any such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and
(ii) the date on which any such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(d).

         16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed. For purposes of the Stock Purchase Warrant, "Principal Market" shall mean initially the Nasdaq National Market and shall include the American Stock Exchange, Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the OTC Bulletin Board if the Company is listed and trades on such market or exchange.

             The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefore upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

             Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

         17.      Miscellaneous.

                  (a) Jurisdiction. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Jersey, without regard to its conflict of law principles or rules, and be subject to arbitration pursuant to the terms set forth in the Employment Agreement.

                  (b) Restrictions. The Holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

                  (c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully fails to comply with any provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                  (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof by the Company shall be delivered in accordance with the notice provisions of the Employment Agreement.

                  (e) Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  (f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

                  (h) Indemnification. The Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, reasonable attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from Holder's negligence, bad faith or willful misconduct in its capacity as a stockholder or warrant holder of the Company.

                  (i) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

                  (j) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

                  (k) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: January 14, 2003

                                           M.H. MEYERSON & CO., INC.

                                           By:/s/ Martin H. Meyerson
                                              ----------------------
                                              Martin H. Meyerson
                                              Chairman

                               NOTICE OF EXERCISE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Stock Purchase Warrant)

To M.H. MEYERSON & CO., INC.:

         In accordance with the Warrant enclosed with this Notice of Exercise, the undersigned hereby irrevocably elects to purchase _____shares of common stock, $0.01 par value per share, of M.H. MEYERSON & CO., INC. (the "Common Stock") and encloses herewith $_______ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Stock Purchase Warrant) for the number of shares of Common Stock to which this Notice of Exercise relates together with any applicable taxes payable by the undersigned pursuant to the Stock Purchase Warrant.

         The undersigned requests the certificates for the shares of Common Stock issuable upon this exercise in the name of ____________________________.

                         PEASE INSERT SOCIAL SECURITY OR
                            TAX IDENTIFICATION NUMBER


                        --------------------------------

-------------------------------------------------------------------------------
                         (Please print name and address)

         If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Stock Purchase Warrant, the undersigned requests that a new Stock Purchase Warrant evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:


-------------------------------------------------------------------------------
                         (Please print name and address)

Dated:_____________                   Name of Holder:

                                      --------------------------------------
                                      (Print)
                                      By:
                                         -----------------------------------
                                      Name:
                                      Title:

(Signature must conform in all respects to name of holder as specified on the face of the Stock Purchase Warrant)

                                 ASSIGNMENT FORM

(To be executed by the registered holder if such holder desires to transfer the attached Stock Purchase Warrant.)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________, having an address at _____________________________, the attached Stock Purchase Warrant to the extent of the right to purchase ____________shares of Common Stock, $0.01 par value per share, of M.H. MEYERSON & CO., INC. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ____________________ as attorney to transfer such Stock Purchase Warrant on the books of the Company, with full power of substitution.

Dated:_________________


                                            ----------------------------
                                            Print name of holder of Warrant
                                            By:
                                            Name:
                                            Title:


                                     NOTICE

         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Stock Purchase Warrant in every particular, without alteration or enlargement or any change whatsoever.